UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
October 27, 2010

ABAXIS, INC.
(Exact name of registrant as specified in its charter)

California	000-19720	77-0213001
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3240 Whipple Road, Union City, CA 94587

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 675-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company’s Annual Meeting of Shareholders was held on October 27, 2010 (“the Annual Meeting”).  There were 22,330,570 shares of common stock entitled to be voted, and 21,088,714 shares were present in person or by proxy at the Annual Meeting.

Three items of business were acted upon by shareholders at the Annual Meeting.  The voting results are as follows:

1.           To elect our six nominees for director to serve until the 2011 Annual Meeting of Shareholders and until their successors are elected and qualified.

Shareholders elected Clinton H. Severson, Richard J. Bastiani, Michael D. Casey, Henk J. Evenhuis, Prithipal Singh and Ernest S. Tucker, III, the Company’s nominees for Director, to serve as directors until the 2011 Annual Meeting of Shareholders.

	Votes For	Withheld	Non-Votes
Clinton H. Severson	18,078,141	390,660	2,619,913
Richard J. Bastiani, Ph.D.	17,847,832	620,969	2,619,913
Michael D. Casey	17,953,918	514,883	2,619,913
Henk J. Evenhuis	18,170,720	298,081	2,619,913
Prithipal Singh, Ph.D.	14,013,803	4,454,998	2,619,913
Ernest S. Tucker, III, M.D.	17,837,046	631,755	2,619,913

2.           To approve an amendment to the Company’s 2005 Equity Incentive Plan.

Shareholders approved an amendment to the Company’s 2005 Equity Incentive Plan.

Votes For	Votes Against	Abstentions	Non-Votes
16,098,204	2,356,866	13,731	2,619,913

3.           To ratify the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011.

Shareholders ratified the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011.

Votes For	Votes Against	Abstentions	Non-Votes
21,040,334	41,438	6,942	0

.

1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 1, 2010

ABAXIS, INC.

By:	/s/ Alberto R. Santa Ines
Alberto R. Santa Ines
Vice President, Finance and
Chief Financial Officer

2.